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                                                                  EXHIBIT 10.5

                           MEDICAL SERVICES CONTRACT

                        FLORIDA HEALTHY KIDS CORPORATION

                                       AND

                                   HEALTHEASE

                                       FOR

             CITRUS, DUVAL, ESCAMBIA, HIGHLANDS, MARTIN, PUTNAM AND
                                WAKULLA COUNTIES

                                       AND

                        WELLCARE HMO/STAYWELL HEALTH PLAN

                                       FOR

            BROWARD, MIAMI-DADE, HERNANDO, HILLSBOROUGH, LEE, ORANGE,
                OSCEOLA, PALM BEACH, PINELLAS, SEMINOLE COUNTIES

                      OCTOBER 1, 2003 - SEPTEMBER 30, 2005

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

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                        FLORIDA HEALTHY KIDS CORPORATION
                          CONTRACT FOR MEDICAL SERVICES

                                TABLE OF CONTENTS

SECTION  1        GENERAL PROVISIONS

         1-1      Definitions

SECTION  2        FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

         2-1      Participant Identification
         2-2      Payments
         2-3      Reduced Fee Arrangements
                  2-3-1    Specialty Fee Arrangements
                  2-3-2    Children's Medical Services
         2-4      Quarterly Program Updates
         2-5      Change in Benefit Schedule
         2-6      Marketing
         2-7      Forms and Reports
         2-8      Coordination of Benefits
         2-9      Entitlement to Reimbursement

SECTION  3        HEALTH PLAN RESPONSIBILITIES

         3-1      Benefits
         3-2      Access to Care
                  3-2-1    Access and Appointment Standards
                  3-2-2    Integrity of Professional Advice to Enrollees
         3-3      Fraud and Abuse
         3-4      Marketing Materials
         3-5      Use of Name
         3-6      Eligibility
         3-7      Effective Date of Coverage
         3-8      Termination of Participation
         3-9      Continuation of Coverage Upon Termination of this Agreement
         3-10     Individual Contracts
         3-11     Refusal of Coverage
         3-12     Extended Coverage
         3-13     Grievances and Complaints
         3-14     Claims Payment
         3-15     Notification
         3-16     Rates
         3-16     Rate Modification
                  3-16-1   Annual Adjustment
                  3-16-2   Denial of Rate Request
         3-18     Conditions of Services
         3-19     Medical Records Requirements
                  3-19-1   Medical Quality Review and Audit

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                  3-19-2   Privacy of Medical Records
                  3-19-3   Requests by Participants for Medical Records
         3-20     Quality Enhancement
                  3-20-1   Authority
                  3-20-2   Staff
                  3-20-3   Peer Review
                  3-20-4   Referrals
         3-21     Availability of Records
         3-22     Audits
                  3-22-1   Accessibility of Records
                  3-22-2   Financial Audit
                  3-22-3   Post-Contract Audit
                  3-22-4   Accessibility for Monitoring
         3-23     Indemnification
         3-24     Confidentiality of Information
         3-25     Insurance
         3-26     Lobbying Disclosure
         3-27     Reporting Requirements
         3-28     Participant Liability
         3-29     Protection of Proprietary Information
         3-30     Regulatory Filings

SECTION  4        TERMS AND CONDITIONS

         4-1      Effective Date
         4-2      Multi-year Agreement
         4-3      Entire Understanding
         4-4      Relation to Other Laws
                  4-4-1    Health Insurance Portability and Accountability Act
                  4-4-2    Mental Health Parity Act
                  4-4-3    Newborns and Mothers Health Protection Act of 1996
         4-5      Independent Contractor
         4-6      Assignment
         4-7      Notice
         4-8      Amendments
         4-9      Governing Law
         4-10     Contract Variation
         4-11     Attorney's Fees
         4-12     Representatives
         4-13     Termination
         4-14     Contingency
         4-15     Gender and Case

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

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SECTION  5        EXHIBITS

         Exhibit A: Premium Payment and Rates
         Exhibit B: Enrollment Dates
         Exhibit C: Benefits
         Exhibit D: Coordination of Benefits
         Exhibit E: Access Standards
         Exhibit F: Eligibility
         Exhibit G: Reporting Requirements
         Exhibit H: Certification Regarding Debarment, Suspension and Involuntary Cancellation
         Exhibit I: Certification Regarding Lobbying Certification For Contracts, Grants, Loans And Cooperative Agreements
         Exhibit J: Certification Regarding Health Insurance Portability and Accountability Access Act of 1996 Compliance

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                              AGREEMENT TO PROVIDE
                       COMPREHENSIVE HEALTH CARE SERVICES

         This agreement is made by and between the Florida Healthy Kids Corporation, hereinafter referred to as "FHKC" and HEALTHEASE OF FLORIDA, INC. and WELL CARE HMO, INC. hereinafter collectively referred to as "HEALTH PLAN".

         WHEREAS, FHKC has been specifically empowered in section 624.91
(4)(b)(12), Florida Statutes, to enter into contracts with Health Maintenance Organization (HMO's), INSURERS, or any provider of health care services hereinafter referred to as HEALTH PLAN, meeting standards established by FHKC, for the provision of comprehensive health insurance coverage to participants; and

         WHEREAS, Sections 641.2017 (1) and (2), Florida Statutes, allows HEALTH PLAN to enter such a contractual arrangement on a prepaid per capita basis whereby HEALTH PLAN assumes the risk that costs exceed the amount paid on a prepaid per capita basis; and

         WHEREAS, FHKC desires to increase access to health care services and improve children's health; and

         WHEREAS, FHKC did issue an Request for Proposals in the FHKC Health Insurance Program inviting HEALTH PLAN as well as other entities, to submit a proposal for the provision of those comprehensive health care services set forth in the Request for Proposals; and

         WHEREAS, HEALTH PLAN'S proposal in response to the Request for Proposals was selected through a competitive bid process as one of the most responsive bids; and

         WHEREAS, HEALTH PLAN has assured FHKC of full compliance with the standards established in this Agreement and agrees to promptly respond to any required revisions or changes in the FHKC operating procedures or benefits which may be required by law or implementing regulations; and

         WHEREAS, HEALTH PLAN agrees that the Request for Proposals released by FHKC in March 2003 and HEALTH PLAN'S response to that RFP are incorporated by reference and in any conflict between the RFP or HEALTH PLAN'S response to the RFP and this contract, the contract condition shall control; and

         WHEREAS, FHKC is desirous of using HEALTH PLAN'S provider network to deliver comprehensive health care services to all eligible FHKC participants in Citrus, Duval, Escambia, Highlands, Martin, Putnam and Wakulla Counties as to HealthEase, and Broward, Miami-Dade, Hernando, Hillsborough, Lee, Orange, Osceola, Palm Beach, Pinellas, Seminole as to Well Care.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

SECTION 1 GENERAL PROVISIONS

1-1      Definitions

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As used in this agreement, the term:

                  A. "COMPREHENSIVE HEALTH CARE SERVICES" means those services, medical equipment, and supplies to be provided by HEALTH PLAN in accordance with standards set by FHKC and further described in Exhibit C.

                  B. "THE PROGRAM" shall mean the project established by FHKC pursuant to Section 624.91, Florida Statutes and specified herein.

                  C. "PARTICIPANT" or "ENROLLEE" means those individuals meeting FHKC standards of eligibility and who have been enrolled in the program.

                  D. "HEALTH PLAN PROVIDERS" shall mean those providers set forth in HEALTH PLAN'S Response to the Request for Proposals and the participant's handbook as from time to time amended.

                  E. "CO-PAYMENT" or "COST SHARING" is the payment required of the participant at the time of obtaining service. In the event the participant fails to pay the required co-payment, HEALTH PLAN may decline to provide non-emergency or non-urgently needed care unless the participant meets the conditions for waiver of co-payments described in Exhibit C.

                  F.       "FRAUD" shall mean:

                           1)       Any FHKC participant or person who
                                    knowingly:

                                    a)       Fails, by any false statement,
                                             misrepresentation, impersonation,
                                             or other fraudulent means, to a
                                             disclose a material fact used in
                                             making a determination as to such
                                             person's qualification to receive
                                             comprehensive health care services
                                             coverage under the FHKC program;

                                    b)       Fails to disclose a change in
                                             circumstances in order to obtain or
                                             continue to receive comprehensive
                                             health care services coverage under
                                             the FHKC program to which he or she
                                             is not entitled or in an amount
                                             larger than that which he or she is
                                             entitled;

                                    c)       Aids and abets another person in
                                             the commission of any such act.

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                           2)       Any person or FHKC participant who:

                                    a)       Uses, transfers, acquires,
                                             traffics, alters, forges, or
                                             possess, or

                                    b)       Attempts to use, transfer, acquire,
                                             traffic, alter, forge or possess,
                                             or

                                    c)       Aids and abets another person in
                                             the use, transfer, acquisition,
                                             traffic, alteration, forgery or
                                             possession of an FHKC
                                             identification card.

                  G. "STATE CHILDREN'S HEALTH INSURANCE PROGRAM (SCHIP)" OR "TITLE XXI" shall mean the program created by the federal Balanced Budget Act of 1997 as Title XXI of the Social Security Act.

SECTION 2 FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

2-1      Participant Identification

FHKC shall promptly furnish to HEALTH PLAN information to sufficiently identify participants in the Comprehensive Health Care Services plan authorized by this agreement. Additionally, FHKC shall provide HEALTH PLAN a compatible computer tape, or other computer-ready media, with the names of participants along with monthly additions or deletions throughout the term of this Agreement in accordance with the following:

         A. With respect to participants who enroll during open enrollment, such listing shall be furnished not less than seven (7) working days prior to the effective date of coverage.

         B. With respect to additions and deletions occurring after open enrollment, such listing shall be furnished not less than seven (7) working days prior to effective date of coverage.

         C. With respect to both A and B above, furnish a supplemental list of eligible participants by the third day after the effective date of coverage. HEALTH PLAN shall adjust enrollment retroactively to the 1st day of that month in accordance with the supplemental list and as listed in Exhibit B.

         D. FHKC may request HEALTH PLAN to accept additional participants after the supplemental listing for enrollment retroactive to the 1st of that coverage month. Such additions will be limited to those participants who made timely payments but were not included on the previous enrollment reports. If such additions exceed more than one percent on that month's enrollment, HEALTH PLAN reserves the right to deny FHKC's request.

2-2      Payments

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FHKC will promptly forward the authorized premiums in accordance with Exhibit A attached hereto and incorporated herein as part of this Agreement on or before the 1st day of each month this Agreement is in force commencing with the 1st day of October 2003. Premiums are past due on the 15th day of each month.

In the case of non-payment of premiums by the 15th day of the month for that month of coverage, HEALTH PLAN shall have the right to terminate coverage under this Agreement, provided FHKC is given written notice prior to such termination. Termination of coverage shall be retroactive to the last day for which premium payment has been made.

2-3      Reduced Fee Arrangements

         2-3-1    Specialty Service Fee Arrangements

                  Upon prior approval of HEALTH PLAN, FHKC shall have the right to negotiate specialty service fee arrangements with non-HEALTH PLAN affiliated providers and make such rates available to HEALTH PLAN. In such cases if there is a material impact on the premium, the premium in Exhibit A will be adjusted by HEALTH PLAN in a manner consistent with sound actuarial practices.

         2-3-2    Children's Medical Services Network

                  If there is a material impact on the premium in Exhibit A due to the implementation of the Children's Medical Services Network as created in Chapter 391, Florida Statutes, HEALTH PLAN agrees to reduce the premium in Exhibit A in an amount consistent with sound actuarial practices.

2-4      Program Updates

FHKC shall provide HEALTH PLAN with updates on program highlights such as participant demographics, profiles, newsletters, legislative or regulatory inquiries and program directives.

2-5      Change in Benefit Schedule

HEALTH PLAN understands that changes in federal and state law may require amendments to the participant benefit schedule as set forth in Exhibit C. Should such changes be necessary, FHKC shall notify HEALTH PLAN in writing of the required change and HEALTH PLAN shall have thirty days (30) to agree to the amended benefit schedule. If HEALTH PLAN elects not to implement a change in the benefit schedule, FHKC may terminate this Agreement by providing HEALTH PLAN with a written notice of termination and include a termination date of not less than ninety (90) days from date of the written notification.

If a change in the benefit schedule is required, HEALTH PLAN must provide an actuarial memorandum indicating the actuarial value of the benefit change.

2-6      Marketing

FHKC will market the program primarily through the county school districts. FHKC agrees that HEALTH PLAN shall be allowed to participate in any scheduled marketing efforts to include, but

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

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not be limited to, any scheduled open house type activities. However, HEALTH
PLAN is prohibited from any direct marketing to applicants or the use of FHKC's logo, name or corporate identity unless such activity has received prior written authorization from FHKC. Written authorization must be received for every individual activity.

FHKC will have the right of approval or disapproval of all descriptive plan literature and forms.

2-7      Forms and Reports

FHKC agrees that HEALTH PLAN shall participate in the development of any FHKC eligibility report formats that may be required from time to time.

2-8      Coordination of Benefits

FHKC agrees that HEALTH PLAN shall be able to coordinate health benefits with other insurers as provided for in Florida Statutes and the procedures contained in Exhibit D attached hereto and incorporated herein as part of this Agreement. HEALTH PLAN also agrees to coordinate benefits with any insurer under contract with FHKC to provide comprehensive dental benefits to FHKC participants.

If HEALTH PLAN identifies a participant covered through another health benefits program, HEALTH PLAN shall notify FHKC. FHKC shall make the decision as to whether the participant may continue coverage through FHKC in accordance with the eligibility standards adopted by FHKC and in accordance with any applicable state laws.

2-9      Entitlement to Reimbursement

In the event HEALTH PLAN provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, HEALTH PLAN shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. HEALTH PLAN shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

SECTION 3 HEALTH PLAN RESPONSIBILITIES

3-1      Benefits

HEALTH PLAN agrees to make its provider network available to FHKC participants in the counties covered by this contract and to provide the comprehensive health care services as set forth in Exhibit C attached hereto and by reference made a part hereof.

3-2      Access to Care

         3-2-1    Access and Appointment Standards

         HEALTH PLAN agrees to meet or exceed the appointment and geographic access standards for pediatric care existing in the community and as specifically provided for in Exhibit E attached hereto and incorporated herein as a part of this Agreement.

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         In the event HEALTH PLAN'S provider network is unable to provide those medically necessary benefits specified in Exhibit C, for any reason, except force majeure, HEALTH PLAN shall be responsible for those contract benefits obtained from providers other than HEALTH PLAN for eligible FHKC participants. In the event HEALTH PLAN fails to meet those access standards set forth in Exhibit E, FHKC shall notify HEALTH PLAN of its noncompliance with the standards in Exhibit E. If the non-compliance is not corrected within ninety (90) days, FHKC may, after following procedures set forth in Exhibit E, direct its participants to obtain such contract benefit from other providers and may contract for such services. All financial responsibility related to services received under these specific circumstances shall be assumed by HEALTH PLAN.

         3-2-2    Integrity of Professional Advice to Enrollees

         HEALTH PLAN ensures no interference with the advice of health care professionals to enrollees and that information about treatments will be provided to enrollees and their families in the appropriate manner.

         HEALTH PLAN agrees to comply with any federal regulations related to physician incentive plans and any disclosure requirements related to such incentive plans.

3-3      Fraud and Abuse

HEALTH PLAN ensures that it has appropriate measures in place to ensure against fraud and abuse. HEALTH PLAN shall report to FHKC any information on violations by subcontractors or participants that pertain to enrollment or the payment and provision of health care services under this Agreement.

HEALTH PLAN agrees to FHKC access to monitor any fraud and abuse prevention activities conducted by HEALTH PLAN under this Agreement.

3-4      Marketing Materials

HEALTH PLAN agrees that it shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC without FHKC's consent that shall not be unreasonably withheld.

HEALTH PLAN will be responsible for all preparation, cost and distribution of member handbooks, plan documents, materials, and orientation, for FHKC participants. Materials will be appropriate to the population served and unique to the program. All materials and documents that are distributed to FHKC participants must be reviewed and approved by FHKC prior to distribution.

3-5      Use of Name

HEALTH PLAN consents to the use of its name in any marketing and advertising or media presentations describing FHKC, which are developed and disseminated by FHKC to participants, employees, employers, the general public or the County School System, provided however, HEALTH PLAN reserves the right to review and concur in any such marketing materials prior to their dissemination.

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3-6      Eligibility

HEALTH PLAN agrees to accept those participants that FHKC has determined meet the program's eligibility requirements. HEALTH PLAN reserves the right to request that FHKC review the eligibility of a particular enrollee. FHKC shall ensure all records and findings concerning a particular eligibility determination will be made available with reasonable promptness to the extent permitted under section 624.91, Florida Statutes and 409.821, Florida Statutes, regarding confidentiality of information held by FHKC. HEALTH PLAN agrees that the FHKC is the sole determiner of whether or not a child is eligible for the FHKC program.

3-7      Effective Date of Coverage

Coverage for every participant shall become effective at 12:01 a.m. EST/EDT, on the first day of the participant's first coverage month, as determined by FHKC.

3-8      Termination of Participation

A participant's coverage under this program shall terminate on the last day of the month in which the participant:

         A.       ceases to be eligible to participate in the program;

         B.       establishes residence outside the service area; or

         C.       is determined to have acted fraudulently pursuant to Section
                  1-1 (F).

Termination of coverage and the effective date of that termination shall be determined solely by FHKC.

3-9      Continuation of Coverage Upon Termination of this Agreement

HEALTH PLAN agrees that, upon termination of this Agreement for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to FHKC participants who are then inpatients until such time as such participants have been appropriately discharged. However, HEALTH PLAN shall not be required to provide such extended benefits beyond 12 calendar months from the date the Agreement is terminated.

If HEALTH PLAN terminates this Agreement at its sole option and through no fault of the FHKC and if on the date of termination a participant is totally disabled and such disability commenced while coverage was in effect, that participant shall continue to receive all benefits otherwise available under this Agreement for the condition under treatment which caused such total disability until the earlier of (1) the expiration of the contract benefit period for such benefits;
(2) determination by the Medical Director of HEALTH PLAN that treatment is no longer medically necessary; (3) twelve (12) months from the date of termination of coverage; (4) a succeeding carrier elects to provide replacement coverage without limitation as to the disability condition; provided however, that benefits will be provided only so long as the participant is continuously totally disabled and only for the illness or injury which caused the total disability.

For the purpose of this section, a participant who is "totally disabled" shall mean a participant who is physically unable to work, as determined by the Medical Director of HEALTH PLAN, due to an illness or injury at any gainful job for which the participant is suited by education,

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training, experience or ability. Pregnancy, childbirth or hospitalization in and of themselves do not constitute "total disability". In the case of maternity coverage, when participant is eligible for such coverage, when not covered by a succeeding carrier, a reasonable period of extension of benefits shall be granted. The extension of benefits shall be only for the period of pregnancy, and shall not be based on total disability.

3-10     Participant Certificates and Handbooks

HEALTH PLAN will issue participant certificates, identification cards, provider network listings and handbooks to all FHKC designated participants within five business days of receipt of an eligibility tape. Except as specifically provided in Sections 3-9 and 3-12 hereof, all participant rights and benefits shall terminate upon termination of this Agreement or upon termination of participation in the program. All participant handbooks and member materials must be approved by FHKC prior to distribution.

3-11     Refusal of Coverage

HEALTH PLAN shall not refuse to provide coverage to any participant on the basis of past or present health status.

3-12     Extended Coverage

With regards to those participants who have been terminated pursuant to Section 3-8 A, HEALTH PLAN agrees to offer individual coverage to all participants without regard to health condition or status.

3-13     Grievances and Complaints

HEALTH PLAN agrees to provide all FHKC participants a Grievance Process. The grievance and complaint procedures shall be governed by my applicable federal and state laws and regulations issued for SCHIP, and the following additional rules and guidelines also apply:

         A. There must be sufficient support staff (clerical and professional) available to process grievances.

         B. Staff must be educated concerning the importance of the procedure and the rights of the enrollee.

         C. Someone with problem solving authority must be part of the grievance procedure.

         D. In order to initiate the grievance process, such grievance must be filed in writing.

         E. The parties will provide assistance to grievant during the grievance process to the extent FHKC deems necessary.

         F. Grievances shall be resolved within sixty days from initial filing by the participant, unless information must be collected from providers located outside the authorized service area or from non-contract providers. In

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                  such exceptions, an additional extension shall be authorized upon establishing good cause.

         G. A record of informal complaints received that are not grievances shall be maintained and shall Include the date, name, nature of the complaint and the disposition.

         H. The grievance procedures must conform to the federal regulations governing the State Children's Health Insurance Program (SCHIP).

         I. A quarterly report of all grievances involving FHKC participants must be submitted to FHKC. The report should list the number of grievances received during the quarter and the disposition of those grievances. HEALTH PLAN shall also inform FHKC of any grievances that are referred to the Statewide Subscriber Assistance Panel prior to their presentation at the panel.

         J. HEALTH PLAN shall provide FHKC with their current grievance process for FHKC participants upon request of FHKC. Any subsequent changes to the process must be reviewed and approved by FHKC prior to implementation.

3-14     Claims Payment

HEALTH PLAN will pay any claims from its offices located at 6800 Dale Mabry Highway, Suite 168. Tampa, Florida 33614 (or any other designated claims office located in its service area). HEALTH PLAN will pay clean claims filed within thirty (30) working days or request additional information of the claimant necessary to process the claim.

3-15     Notification

         A.       HEALTH PLAN shall immediately notify FHKC in writing of:

                  1. Any judgment, decree, or order rendered by any court of any jurisdiction on Florida Administrative Agency enjoining HEALTH PLAN from the sale or provision of service under Chapter 641, Part II, Florida Statutes.

                  2. Any petition by HEALTH PLAN in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, Florida Statutes, or an admission seeking the relief provided therein.

                  3. Any petition or order of rehabilitation or liquidation as provided in Chapters 631 or 641, Florida Statutes.

                  4. Any order revoking the Certificate Of Authority granted to HEALTH PLAN

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                  5.       Any administrative action taken by the Department of
                           Financial Services or Agency for Health Care
                           Administration in regard to HEALTH PLAN.

                  6. Any medical malpractice action filed in a court of law in which a FHKC participant is a party (or in whose behalf a participant's allegations are to be litigated).

                  7. The filing of an application for change of ownership with the Florida Department of Financial Services.

                  8. Any change in subcontractors who are providing services to FHKC participants.

         B.       Monthly Notification Requirements

                  HEALTH PLAN shall inform FHKC monthly of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Healthy Kids enrollees on their panels. FHKC may require HEALTH PLAN to provide FHKC with evidence that its provider network continues to meet the access standards described in Exhibit E.

3-16     Rates

The rate charged for provision of Comprehensive Health Care Services shall be as stated in Exhibit A.

3-17     Rate Modification

         I.       Annual Adjustment

                  Upon request by HEALTH PLAN, the Board of Directors of the FHKC may approve an adjustment to the premium effective only on October 1, however each adjustment must meet the following minimum conditions:

                  A. Any request to adjust the premium must be received by the preceding April 1;

                  B. The request for an adjustment must be accompanied by a supporting actuarial memorandum;

                  C. The proposed premium shall not be excessive or inadequate in accordance with the standards established by the Department of Financial Services for such determination;

                  D. The proposed premium rate shall not include an administrative component which exceeds 15 percent; and,

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                  E.       The minimum medical loss ratio on the proposed
                           premium rate shall be 85 percent.

         II.      Rate Adjustment Denials

                  In the event that HEALTH PLAN'S rate adjustment is denied by the Board of Directors of the FHKC, HEALTH PLAN may request that an independent actuary be retained to determine whether or not the proposed rate is excessive or inadequate.

                  A. Any request for a review of a denied rate must be submitted by HEALTH PLAN to the FHKC in writing within fourteen (14) calendar days of the date of the board meeting in which the Board of Directors' denied the rate request.

                  B. HEALTH PLAN must provide FHKC with a list of three qualified Independent actuaries and also provide the curriculum vitae for each proposed actuary within thirty (30) days from HEALTH PLAN'S notification of intention to seek a review of the denied rate.

                  C. FHKC shall select an actuary from the list provided by HEALTH PLAN no later than fourteen (14) calendar days following receipt of the information from HEALTH PLAN.

                  D. The actuary's findings must be in writing and communicated to both FHKC and HEALTH PLAN within thirty (30) days after execution of the Letter of the Engagement by all parties.

                  E. The effective date of the actuary's determination shall be October 1st or the first of the month following the receipt of the actuary's findings, whichever occurs later.

                  F. The cost for such review will be shared equally between FHKC and HEALTH PLAN.

                  G. The decision of the independent actuary will be binding on FHKC and HEALTH PLAN.

3-18     Conditions of Services

         Services shall be provided by HEALTH PLAN under the following conditions:

         A. Appointment. Participants shall first contact their assigned primary care physician for an appointment in order to receive non-emergency health services.

         B. Provision of Services. Services shall be provided and paid for by HEALTH PLAN only when HEALTH PLAN performs, prescribes, arranges or authorizes the services. Services are available only from and under the direction of HEALTH PLAN and neither HEALTH PLAN nor HEALTH PLAN Physicians shall have any liability or obligation whatsoever on account of any service or benefit sought or received by any member from any other physician or other person, institution or organization, unless prior special arrangements are made by HEALTH PLAN and confirmed in writing except as provided for in Section 3-2.

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                                  Page 15 of 50

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         C.       Hospitalization. HEALTH PLAN does not guarantee the admission of a participant to any specific hospital or other facility or the availability of any accommodations or services therein. Inpatient Hospital Service is subject to all rules and regulations of the hospital or other medical facility to which the member is admitted.

         D. Emergency Services. Exceptions to Section 3-17 A, B and C are services which are needed immediately for treatment of an injury or sudden illness where delay means risk of permanent damage to the participant's health. HEALTH PLAN shall provide and pay for emergency services both inside and outside the service area.

3-19     Medical Records Requirements

HEALTH PLAN shall require providers to maintain medical records for each participant under this Agreement in accordance with applicable state and federal law.

         3-19-1   Medical Quality Review and Audit

                  FHKC shall conduct an independent medical quality review of HEALTH PLAN during the contract term. The independent auditor's report will include a written review and evaluation of care provided to FHKC participants in the counties covered under this Contract. Additional reviews may also be conducted after completion of the baseline review at the discretion of FHKC. HEALTH PLAN agrees to cooperate in all evaluation efforts conducted or authorized by FHKC.

         3-19-2   Privacy of Medical Records

                  HEALTH PLAN will ensure that all individual medical records will be maintained with confidentiality in accordance with state and federal guidelines. HEALTH PLAN agrees to abide by all applicable state and federal laws governing the confidentiality of minors and the privacy of individually identifiable health information. HEALTH PLAN'S policies and procedures for handling medical records and protected health information (PHI) shall be compliant with the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and shall include provisions for when an enrollee's PHI may be disclosed without consent or authorization.

         3-19-3   Requests by Participants for Medical Records

                  HEALTH PLAN will ensure that each participant may request and receive a copy of records and information pertaining to that enrollee in a timely manner. Additionally, the participant may request that such records be corrected on supplemented.

3-20     Quality Enhancement (Assurance)

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                  Page 16 of 50

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HEALTH PLAN shall have a quality enhancement program. If HEALTH PLAN has an existing program, it must satisfy the FHKC's quality enhancement standards. Approval will be based on HEALTH PLAN'S adherence to the minimum standards listed below.

         3-20-1 Quality Enhancement Authority. The Plan shall have a quality enhancement review authority that shall:

                  (a)      Direct and review all quality enhancement activities.

                  (b) Assure that quality enhancement activities take place in all areas of the plan.

                  (c) Review and suggest new or improved quality enhancement activities.

                  (d) Direct task forces/committees in the review of focused concern.

                  (e)      Designate evaluation and study design procedures.

                  (f) Publicize findings to appropriate staff and departments within the plan.

                  (g) Report findings and recommendations to the appropriate executive authority.

                  (h) Direct and analyze periodic reviews of enrollees' service utilization patterns.

         3-20-2 Quality Enhancement Staff. The plan shall provide for quality enhancement staff which has the responsibility for:

                  (a) Working with personnel in each clinical and administrative department to identify problems related to quality of care for all covered professional services.

                  (b) Prioritizing problem areas for resolution and designing strategies for change.

                  (c) Implementing improvement activities and measuring success.

                  (d) Providing outcome of any Quality Enhancement activities involving children 5-19 years of age to the FHKC.

         3-20-3 Peer Review Authority. The plan's quality enhancement program shall have a peer review component and a peer review authority.

                  Scope of Activities

                  (a) The review of the practice methods and patterns of individual physicians and other health care professionals.

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                                  Page 17 of 50

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                  (b)      The ability and responsibility to evaluate the
                           appropriateness of care rendered by professionals.

                  (c) The authority to implement corrective action when deemed necessary.

                  (d) The responsibility to develop policy recommendations to maintain or enhance the quality of care provided to plan participants.

                  (e) A review process which includes the appropriateness of diagnosis and subsequent treatment, maintenance of medical record requirements, adherence to standards generally accepted by professional group peers, and the process and outcome of care.

                  (f) The maintenance of written minutes of the meetings and provision of reports to FHKC of any activities related to FHKC participants.

                  (g) Peer review must include examination of morbidity and mortality.

         3-20-4   Referrals To Peer Review Authority

                  (a) All written and/or oral allegations of inappropriate or aberrant service must be referred to the Peer Review Authority.

                  (b) Recipients and staff must be advised of the role of the Peer Review Authority and the process to advise the authority of situations or problems.

                  (c) All grievances related to medical treatment must be presented to the Authority for examination and, when a FHKC participant is involved, the outcome of the grievance resolution reported to FHKC.

3-21     Availability of Records

HEALTH PLAN shall make all records available at its own expense for review, audit, or evaluation by authorized federal, state and FHKC personnel. The location will be determined by HEALTH PLAN subject to approval of FHKC Access will be during normal business hours and will be either through on-site review of records or through the mail.

Copies of all records, will be sent to FHKC by certified mail within seven working days of request. It is FHKC's responsibility to obtain sufficient authority, as provided for by applicable statute or requirement, to provide for the release of any patient specific information or records requested by the FHKC, State or Federal agencies.

3-22     Audits

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         3-22-    Accessibility of Records

                  HEALTH PLAN shall maintain books, records, documents, and other evidence pertaining to the administrative costs and expenses of the Agreement relating to the individual participants for the purposes of audit requirements. These records, books, documents, etc., shall be available for review by authorized federal, state and FHKC personnel during the Agreement period and five (5) years thereafter, except if an audit is in progress or audit findings are yet unresolved in which case records shall be kept until all tasks are completed. During the contract period these records shall be available at HEALTH PLAN'S offices at ail reasonable times. After the contract period and for five years following, the records shall be available at HEALTH PLAN'S chosen location subject to the approval of FHKC. If the records need to be sent to FHKC, HEALTH PLAN shall bear the expense of delivery. Prior approval of the disposition of HEALTH PLAN and subcontractor records must be requested and approved if the contract or subcontract is continuous.

                  This agreement is subject to unilateral cancellation by FHKC if HEALTH PLAN refuses to allow such public access.

         3-22-2   Financial Audit

                  Upon reasonable notice by FHKC, HEALTH PLAN shall permit an independent audit by FHKC of its financial condition or performance standard in accordance with the provisions of this agreement and the Florida Insurance Code and regulations adopted thereunder.

                  Additionally, HEALTH PLAN agrees to provide an audited financial statement to FHKC on an annual basis upon the request of FHKC.

         3-22-3   Post-Contract Audit

                  HEALTH PLAN agrees to cooperate with the post-contract audit requirements of appropriate regulatory authorities and in the interim will forward promptly HEALTH PLAN'S annually audited financial statements to the FHKC. In addition, HEALTH PLAN agrees to the following:

                  HEALTH PLAN agrees to retain and make available upon request, all books, documents and records necessary to verify the nature and extent of the costs of the services provided under this Agreement, and that such records will be retained and held available by HEALTH PLAN for such inspection until the expiration of four (4) years after the services are furnished under this Agreement. If, pursuant to this Agreement and if HEALTH PLAN'S duties and obligations are to be carried out by an individual or entity subcontracting with HEALTH PLAN and that subcontractor is, to a significant extent, owns or is owned by or has control of or is controlled by HEALTH PLAN, each subcontractor shall

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005
                  itself be subject to the access requirement and HEALTH PLAN hereby agrees to require such subcontractors to meet the access requirement.

                  HEALTH PLAN understands that any request for access must be in writing and contain reasonable identification of the documents, along with a statement as to the reason that the appropriateness of the costs or value of the services in question cannot be adequately or efficiently determined without access to its books or records. HEALTH PLAN agrees that it will notify FHKC in writing within ten (10) days upon receipt of a request for access.

         3-22-4   Accessibility for Monitoring

                  HEALTH PLAN shall make available to all authorized federal, state and FHKC personnel, records, books, documents, and other evidence pertaining to the Agreement as well as appropriate personnel for the purpose of monitoring under this Agreement. The monitoring shall occur periodically during the contract period.

                  HEALTH PLAN also agrees to cooperate in any evaluative efforts conducted by FHKC or an authorized subcontractor of FHKC.

3-23     Indemnification

The applicable HEALTH PLAN agrees to indemnify and hold harmless FHKC from any losses resulting from negligent, dishonest, fraudulent or criminal acts of the applicable HEALTH PLAN its officers, its directors, or its employees, whether acting alone or in collusion with others.

The applicable HEALTH PLAN shall indemnify, defend, and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of any negligent or intentional torts by the applicable HEALTH PLAN.

The applicable HEALTH PLAN shall hold all enrolled participants harmless from all claims for payment of covered services, except co-payments, including court costs and attorney fees arising out of or in the course of this Agreement pertaining to covered services. In no case will FHKC or program participants be liable for any debts of HEALTH PLAN.

The applicable HEALTH PLAN agrees to indemnify, defend, and save harmless FHKC, its officers, agents, and employees from:

         A. Any claims or losses attributable to a service rendered by any subcontractor, person, or firm performing or supplying services, materials, or supplies in connection with the performance of the contract regardless of whether FHKC knew or should have known of such improper service, performance, materials or supplies.

         B. Any failure of HEALTH PLAN, its officers, employees, or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether the FHKC knew or should have known of such failure.

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                                  Page 20 of 50

With respect to the rights of indemnification given herein, FHKC agrees to provide to HEALTH PLAN, if known to FHKC, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification

3-24     Confidentiality of Information

HEALTH PLAN shall treat all information, and in particular information relating to participants which is obtained by or through its performance under the Agreement, as confidential information to the extent confidential treatment is provided under state and federal laws. HEALTH PLAN shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and securement of its rights under the Agreement.

All information as to personal facts and circumstances concerning participants obtained by HEALTH PLAN shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of FHKC or the participant, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form which does not identify particular individuals. The use or disclosure of information concerning participants will be limited to purposes directly connected with the administration of the Agreement. It is expressly understood that substantial evidence of HEALTH PLAN'S refusal to comply with this provision shall constitute a breach of contract.

3-25     Insurance

HEALTH PLAN shall not commit any work in connection with the Agreement until it has obtained all types and levels of insurance required and approved by appropriate state regulatory agencies. The insurance includes but is not limited to worker's compensation, liability, fire insurance, and property insurance. Upon request, FHKC shall be provided proof of coverage of insurance by a certificate of insurance accompanying the contract documents.

FHKC shall be exempt from and in no way liable for any sums of money that may represent a deductible in any insurance policy. The payment of such a deductible shall be the sole responsibility of HEALTH PLAN and/or subcontractor holding such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this Agreement. Failure to provide proof of coverage may result in the Agreement being terminated.

3-26     Lobbying Disclosure

HEALTH PLAN shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of the firm, subcontractors or any authorized agent. Certification forms shall be filed by HEALTH PLAN certifying that no state or federal funds have been or will be used in lobbying activities, and the disclosure forms shall be used by HEALTH PLAN to disclose lobbying activities in connection with the Program that have been or will be paid for with non-federal funds.

3-27     Reporting Requirements

HEALTH PLAN agrees to provide on a timely basis the quarterly statistical reports detailed in Exhibit G to FHKC that FHKC must have to satisfy reporting requirements. HEALTH PLAN also agrees to attest to the accuracy, completeness and truthfulness of claims and payment data that are submitted to FHKC under penalty of perjury. Access to participant claims data by FHKC,

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005
the State of Florida, the federal Centers for Medicare and Medicaid Services, the Department of Health and Human Services Inspector General will be allowed to the extent allowed under any state privacy protections.

3-28     Participant Liability

HEALTH PLAN hereby agrees that no FHKC participant shall be liable to HEALTH PLAN or any HEALTH PLAN'S network providers for any services covered by FHKC under this Agreement. Neither HEALTH PLAN nor any representative of HEALTH PLAN shall collect or attempt to collect from an FHKC participant any money for services covered by the program and neither HEALTH PLAN nor representatives of HEALTH PLAN may maintain any action at law against a FHKC participant to collect money owed to HEALTH PLAN by FHKC. FHKC participants shall not be liable to HEALTH PLAN for any services covered by the participant's contract with FHKC. This provision shall not prohibit collection of co-payments made in accordance with the terms of this Agreement. Nor shall this provision prohibit collection for services not covered by the contract between FHKC and the participants.

3-29     Protection of Proprietary Information

HEALTH PLAN and FHKC mutually agree to maintain the integrity of all proprietary information, including but not limited to membership lists, including names, addresses and telephone numbers. Neither party will disclose or allow to disclose proprietary information, by any means, to any person without the prior written approval of the other party. All proprietary information will be so designated.

This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the program.

3-30     Regulatory Filings

HEALTH PLAN will forward all regulatory filings, (i.e., documents, forms and rates) relating to this Agreement to FHKC for their review and approval. Once such regulatory filings are approved, FHKC will submit them to the Department of Financial Services on HEALTH PLAN'S behalf.

SECTION 4 TERMS AND CONDITIONS

4-1      Effective Date

This Agreement shall be effective on the first (1st) day of October 2003 and shall remain in effect through September 30, 2005.

4-2      Multiple Year Agreement

Parties hereto agree this is a "Multiple Year Agreement" meaning this Agreement which is effective as of October 1, 2003 shall extend through September 30, 2005 and shall thereafter be automatically renewed for no more than (2) successive one year periods. Either party may elect not to renew this Agreement and in that event shall give written notice to said effect to the other party at least six
(6) months prior to the expiration of the then current term.

4-3      Entire Understanding

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                                  Page 22 of 50

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This Agreement embodies the entire understanding of the parties in relationship to the subject matter hereof. No other agreement, understanding or representation, verbal or otherwise, relative to the subject matter hereof exists between the parties at the time of execution of this Agreement.

4-4      Relation to Other Laws

         4-4-1    Health Insurance Portability and Accountability Act (HIPAA)

                  Coverage offered under this Agreement is considered creditable coverage for the purposes of part 7 of subtitle B of title II of ERISA, title XXVII of the Public Health Services Act and subtitle K of the Internal Revenue Code of 1986. HEALTH PLAN is responsible for issuing a certificate of creditable coverage to those FHKC participants who disenroll from the Program.

                  Additionally, HEALTH PLAN agrees to comply with all other applicable provisions of the HIPAA, and will certify compliance under Exhibit J.

         4-4-2    Mental Health Parity Act(MHPA)

                  HEALTH PLAN agrees to comply with the requirements of the Mental Health Parity Act of 1996 regarding parity in the application of annual and lifetime dollar limits to mental health benefits in accordance with 45 CFR 146.136.

         4-4-3    Newborns and Mothers Health Protection Act of 1996 (NMHPA)

                  HEALTH PLAN agrees to comply with the requirements of the NMHPA of 1996 regarding requirements for minimum hospital stays for mothers and newborns in accordance with 45 CFR
                  146.130 and 148.170.

4-5      Independent Contractor

The relationship of HEALTH PLAN to the FHKC shall be solely that of an independent contractor. As an independent contractor, HEALTH PLAN agrees to comply with the following provisions:

                  a. Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

                  b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

                  c. Title IX of the Education Amendments of 1972, as amended 29 U.S.C. 601 et seq., which prohibits discrimination on the basis of sex.

                  d.       The Age Discrimination Act of 1975, as amended, 42
                           U.S.C.

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                                  Page 23 of 50

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                           6101 et seq., which prohibits discrimination on the
                           basis of age.

                  e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

                  f. The American with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.

                  g. Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act. Such violation shall be cause for unilateral cancellation of this Agreement.

                  h. OMB Circular A-110 (Appendix A-4) which identifies procurement procedures which conform to applicable federal law and regulations with regard to debarment, suspension, ineligibility, and involuntary exclusion of contracts and subcontracts and as contained in
                           Exhibit I of this Agreement. Covered transactions include procurement contracts for services equal to or in excess of $100,000 and all non-procurement transactions.

                  i. The federal regulations implementing the State Children's Health Insurance Program (SCHIP) as found in 42 CFR Parts 431, 433, 435, 436 and 457 and any subsequent revisions to the regulation.

4-6      Assignment

This Agreement may not be assigned by HEALTH PLAN without the express prior written consent of FHKC. Any purported assignment shall be deemed null and void.

This Agreement and the monies that may become due hereunder are not assignable by HEALTH PLAN except with the prior written approval of FHKC.

4-7      Notice

Notice required or permitted under this Agreement shall be directed as follows:

                  For HEALTHEASE:
                  PRESIDENT OR CHIEF EXECUTIVE OFFICER
                  6800 DALE MABRY HIGHWAY
                  SUITE 268
                  TAMPA, FLORIDA 33614

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                  Page 24 of 50

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                  For WELL CARE HMO:
                  PRESIDENT OR CHIEF EXECUTIVE OFFICER
                  6800 DALE MABRY HIGHWAY
                  SUITE 268
                  TAMPA, FLORIDA 33614

                  For FHKC:
                  EXECUTIVE DIRECTOR
                  FLORIDA HEALTHY KIDS CORPORATION
                  POST OFFICE BOX 980
                  TALLAHASSEE, FL 32302

                  or to such other place or person as written notice thereof may be given to the other party.

4-8      Amendment

Not withstanding anything to the contrary contained herein, this Agreement may be amended by mutual written consent of the parties at any time.

4-9      Governing Law

This Agreement shall be construed and governed in accordance with the laws of the State of Florida. In the event any action is brought to enforce the provisions of this Agreement, venue shall be in Leon County, Florida.

4-10     Contract Variation

If any provision of the Agreement (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both FHKC and HEALTH PLAN shall be relieved of all obligations arising under such provisions. If the remainder of the Agreement is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this Agreement should be amended or judicially interpreted as to render the fulfillment of the Agreement impossible or economically infeasible, both FHKC and HEALTH PLAN will be discharged from further obligations created under the terms of the Agreement.

4-11     Attorneys Fees

In the event that either party deems it necessary to take legal action to enforce any provision of this Agreement the court or hearing officer, in his discretion, may award costs and attorneys' fees to the prevailing party. Legal actions are defined to include administrative proceedings.

4-12     Representatives

Each party shall designate a representative to serve as the day to day management of FHKC Health Insurance Plan, helping to resolve services questions, assuring proper arbitration in the event of a dispute, as well as responding to general administrative and procedural problems. These individuals will be the principal points of contact for all inquiries unless the designated representatives specifically refer the inquiry to another party within their respective organizations.

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                                  Page 25 of 50

4-13     Termination

         A. Termination for Cause

         FHKC shall have the absolute right to terminate for cause, this Agreement as to the applicable HEALTH PLAN, and all obligations contained hereunder. Cause shall be defined as any material breach of the applicable HEALTH PLAN'S responsibilities as set forth herein, which can not be cured by the applicable HEALTH PLAN within 30 days from the date of written notice from FHKC but, if the default condition cannot be cured within the 30 days, the applicable HEALTH PLAN may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

         HEALTH PLAN shall have the absolute right to terminate for cause this Agreement, and all obligations contained hereunder. Cause shall be defined as any material breach of FHKC's responsibilities as set forth herein, which can not be cured by FHKC within 30 days from the date of written notice from HEALTH PLAN but, if the default condition cannot be cured within the 30 days, FHKC may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

         B. Change of Controlling Interest

         FHKC shall have the absolute right to elect to continue or terminate this Agreement, at its sole discretion, in the event of a change in the ownership or controlling interest of HEALTH PLAN. HEALTH PLAN shall provide notice of regulatory agency approval prior to any transfer or change in control, and FHKC shall have ten (10) days thereafter to elect continuation or termination of this Agreement. Upon such an accepted change of controlling interest, in which the ownership of either Well Care or HealthEase is no longer joint, FHKC shall, at the request of HEALTH PLAN, provide each a separate contract for the remainder of the contract term with the applicable counties as are described herein.

         C. Lack of Funding

         FHKC shall have the absolute right to terminate this Agreement should state, federal or other funds for the Program be reduced or terminated such that the Program cannot be sustained at the sole discretion of the FHKC. Should FHKC elect to terminate this Agreement, FHKC shall provide HEALTH PLAN a written notice of termination and include a termination date of not less than thirty (30) days from the date of the notice.

         4-14     Contingency

         This Agreement and all obligations created hereunder, are subject to continuation and approval of funding of the FHKC by the appropriate state and federal or local agencies.

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                                  Page 26 of 50

         4-15     Gender and Case.

         Wherever in this Agreement, the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. All references in this Agreement to HEALTH PLAN shall be interpreted to refer to either WellCare or HealthEase as applicable, sometimes referred to as the "applicable HEALTH PLAN."

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 5th day of Sept., 2003.

                  APPROVED AUG 21 2003 WELLCARE LEGAL SERVICES

                                       HEALTHEASE OF FLORIDA, INC.

[ILLEGIBLE]                            By: /s/ Todd S. Farha
------------------------------------       -------------------------------------
Witness Thaddeus Bereday               Name:
        Senior Vice President &        Title
        General Counsel

                                       WELL CARE HMO, INC.

[ILLEGIBLE]                            By: /s/ Todd S. Farha
------------------------------------       -------------------------------------
Witness Thaddeus Bereday               Name:
        Senior Vice President &        Title
        General Counsel

                                       FLORIDA HEALTHY KIDS CORPORATION

[ILLEGIBLE]                            By: /s/ Rose M. Naff
------------------------------------       -------------------------------------
Witness                                Rose M. Naff
                                       Executive Director

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                                  Page 27 of 50

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                                    EXHIBIT A
                            HEALTH SERVICES AGREEMENT

         I.       Premium Rate

                  The Comprehensive Health Care Services premium for participants in the Florida Healthy Kids Health Insurance Program for the coverage period October 1, 2003 through September 30, 2004 shall be as follows for each county:

As to HealthEase:

Citrus County:                      $83.59 per member per month
Duval County:                       $98.53 per member per month
Escambia County:                    $87.51 per member per month
Highlands County:                   $96.54 per member per month
Martin County:                      $86.68 per member per month
Putnam County:                      $79.61 per member per month
Wakulla County:                     $83.59 per member per month

As to Well Care:

Broward County:                     $83.47 per member per month
Miami-Dade County:                  $83.47 per member per month
Hernando County:                    $108.49 per member per month
Hillsborough County:                $69.15 per member per month
Lee County:                         $83.47 per member per month
Orange County:                      $69.15 per member per month
Osceola County:                     $69.15 per member per month
Palm Beach County:                  $83.47 per member per month
Pinellas County:                    $69.15 per member per month
Seminole County:                    $69.15 per member per month

         II.      Additional Requirements for Premium Rates

                           The rate listed in Paragraph of this Exhibit also incorporates the following requirements:

                                    A.       Minimum Medical Loss Ratio
                                             The minimum medical loss ratio
                                             shall be 85 percent.

                                    B.       Maximum Administrative Component
                                             The maximum administrative cost for
                                             the premium listed in Paragraph I
                                             of this Exhibit shall not exceed 15
                                             percent.

         III.     Experience Adjustment

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                  In the event that the actual experience is less than 85 percent, in the aggregate for both Well Care and HealthEase, HEALTH PLAN shall pay to FHKC one-half of the difference.

                  HEALTH PLAN shall annually provide FHKC with an aggregate experience report no later than March 1st for the prior calendar year. If any payments are due under this provision, HEALTH PLAN shall forward such payment with its written notification. HEALTH PLAN may be subject to audit or verification by FHKC or its designated agents.

                  FHKC is not under any further obligation if the actual loss ratio exceeds 85%.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT B

                              ENROLLMENT PROCEDURES

1 All FHKC eligible participants will be provided with necessary enrollment materials and forms from FHKC or its assignee.

2. FHKC will provide HEALTH PLAN with eligible participants who have selected HEALTH PLAN or who have beet assigned by FHKC to HEALTH PLAN according to the provisions of Section 2-1 via an enrollment tape, using a tape layout to be specified by FHKC.

3. Upon receipt of such enrollment tape, HEALTH PLAN acting as an agent for FHKC shall provide each participant with an enrollment package within five business days of receipt of an enrollment tape that includes at a minimum the following items:

         A. A membership card displaying participant's name, participation number and effective date of coverage.

         B. A Participant's handbook that complies with any federal requirements and has been approved by the FHKC, including at a minimum, a description of how to access services, a listing of any copayment requirements, the grievance process and the covered benefits.

         C. Current listing of all primary care physicians, specialists and hospital providers.

4. All additions or deletions will be submitted in accordance with referenced sections of this Agreement and Exhibit B.

5. Upon receipt of monthly tape from FHKC, HEALTH PLAN will process all new enrollments and provide new participants with an enrollment package within five business days of receipt of the enrollment tape.

6. Deletions will be processed by HEALTH PLAN and HEALTH PLAN will notify each cancelled participant in writing by regular mail of the effective date of deletion.

7. In accordance with state law, a waiting period of sixty days will be imposed on those participants who voluntarily cancel their coverage by non-payment of the required monthly premium. Cancelled participants must request reinstatement from FHKC and wait at least sixty days from the date of that request before coverage can be reinstated.

8. FHKC is the sole determiner of eligibility and effective dates of coverage.

9. HEALTH PLAN must also comply with the guidance issued by the Office of Civil Rights of the United States Department of Health and Human Services ("Policy Guidance on the Title VI Prohibition against National Origin Discrimination as it Effects Persons with Limited English Proficiency") regarding the availability of information and assistance for persons with limited English proficiency.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                     EXHIBIT C
                             ENROLLEE BENEFIT SCHEDULE

I.       Minimum Benefits; Statutory Requirements

            HEALTH PLAN agrees to provide, at a minimum, those benefits that are prescribed by state law under Section 409.815(2)(a-b) and 409.815 (r-t). HEALTH PLAN shall pay an enrollees' covered expenses up to a lifetime maximum of $1 million per covered enrollee.

            The following health care benefits are included under this
            Agreement:

BENEFIT                                             LIMITATIONS                   CO-PAYMENTS
---------------------------------------------------------------------------------------------
A. Inpatient Services                 All admissions must be authorized by           NONE
All covered services provided         HEALTH PLAN. The length of the patient
for the medical care and              stay shall be determined based on the
treatment of an enrollee who          medical condition of the enrollee in
is admitted as an inpatient to        relation to the necessary and appropriate
a hospital licensed under part        level of care.
I of Chapter 395.
                                      Room and board may be limited to
Covered services include:             semi-private accommodations, unless a
physician's services;                 private room is considered medically
room and board; general               necessary or semi-private accommodations
nursing care; patient meals;          are not available.
use of operating room and
related facilities; use of            Private duty nursing limited to
intensive care unit and               circumstances where such care is
services; radiological,               medically necessary.
laboratory and other
diagnostic tests; drugs;              Admissions for rehabilitation and
medications; biologicals;             physical therapy are limited to 15 days
anesthesia and oxygen                 per contract year.
services; special duty
nursing; radiation and                Shall Not Include Experimental or
chemotherapy; respiratory             Investigational Procedures as defined as
therapy; administration of            a drug, biological product, device,
whole blood plasma; physical,         medical treatment or procedure that meets
speech and occupational               any one of the following criteria, as
therapy; medically necessary          determined by HEALTH PLAN.
services of other health
professionals.                        1. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment, or procedure when applied to
                                      the circumstances of a particular patient
                                      is the subject of ongoing phase I, II or
                                      III clinical trials or

                                      2. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment or procedure when applied to
                                      the circumstances of a particular patient is under study with a written protocol to determine maximum tolerated dose, toxicity, safety, efficacy, or efficacy in comparison to conventional alternatives, or

                                      3. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment, or procedure is being
                                      delivered or should be delivered subject to the approval and supervision of an Institutional Review Board (IRB) as required and defined by federal regulations, particularly those of the
                                      U.S. Food and Drug Administration or the
                                      Department of Health and Human Services.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

BENEFIT                                             LIMITATIONS                     CO-PAYMENTS
---------------------------------------------------------------------------------------------------
B. Emergency Services                 Must use a HEALTH PLAN designated           $10 per visit
                                      facility or provider for emergency care     waived if admitted
Covered Services include              unless the time to reach such facilities    or authorized by
visits to an emergency room or        or providers would mean the risk of         primary care
other licensed facility if            permanent damage to patient's health.       physician
needed immediately due to an
injury or illness and delay
means risk of permanent damage        HEALTH PLAN must also comply with the
to the enrollee's health.             provisions of s. 641.513, Florida
                                      Statutes.

                                      Infant is covered for up to three (3) days  NONE
C. Maternity Services and             following birth or until the infant is
Newborn Care                          transferred to another medical facility,
                                      whichever occur first.
Covered services include
maternity and newborn care;           Coverage may by limited to the fee for
prenatal and postnatal care;          vaginal deliveries.
initial inpatient care of
adolescent participants,
including nursery charges and
initial pediatric or neonatal
examination.
                                      Coverage is available for transplants and   NONE
D. Organ Transplantation              medically related services if deemed
Services                              necessary and appropriate within the
                                      guidelines set by the Organ Transplant
Covered services include              Advisory Council or the Bone Marrow
pretransplant, transplant and         Transplant Advisory Council.
postdischarge services and
treatment of complications
after transplantation.
                                      Services must be provided directly by       No co-payment for
E. Outpatient Services                HEALTH PLAN or through pre-approved         office visits to the
                                      referrals.                                  primary care
Preventive, diagnostic,                                                           physician or for
therapeutic, palliative care,         Routine hearing and screening must be       routine vision and
and other services provided to        provided by primary care physician.         hearing screenings.
an enrollee in the outpatient
portion of a health facility          Family planning limited to one annual       $5 per office visit
licensed under chapter 395.           visit and one supply visit each ninety
                                      days.

Covered services include Well-        Chiropractic services shall be provided in
child care, including those           the same manner as in the Florida
services recommended in the           Medicaid program.
Guidelines for Health
Supervision of Children and           Podiatric services are limited to one
Youth as developed by Academy         visit per day totaling two visits per
of Pediatrics; immunizations          month for specific foot disorders. Dental
and injections as recommended         services must be provided to an oral
by the Advisory Committee on          surgeon for medically necessary
Immunization Practices; health        reconstructive dental surgery due to
education counseling and              injury.
clinical services; family
planning services, vision             Immunizations are to be provided by the
screening; hearing screening;         primary care physician.
clinical radiological,
laboratory and other
outpatient diagnostic tests;          Treatment for temporomandibular joint
ambulatory surgical                   (TMJ) disease is specifically excluded.
procedures; splints and casts;
consultation with and                 Shall Not Include Experimental or
treatment by referral                 Investigational Procedures as defined as a
physicians; radiation and             drug, biological product, device, medical
chemotherapy;                         treatment or procedure that meets any one
                                      of the following criteria, is determined
                                      by HEALTH PLAN:

                                      1. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment, or procedure when applied to
                                      the circumstances of a particular patient is the subject of




HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

BENEFIT                                             LIMITATIONS                     CO-PAYMENTS
---------------------------------------------------------------------------------------------------
chiropractic services; podiatric      ongoing phase I, II or III clinical trials
services.                             or

                                      2. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment or procedure when applied to the circumstances of a particular patient is under study with a written protocol to determine maximum tolerated dose, toxicity, safety, efficacy, or efficacy in comparison to conventional alternatives, or

                                      3. Reliable Evidence shows the drug,
                                      biological product, device, medical
                                      treatment, or procedure is being delivered or should be delivered subject to the approval and supervision of an
                                      Institutional Review Board (IRB) as
                                      required and defined by federal
                                      regulations, particularly those of the
                                      U.S. Food and Drug Administration or the
                                      Department of Health and Human Services

E. Behavioral Health                  All services must be provided directly by
                                      HEALTH PLAN or upon approved referral.
Services Covered services
include inpatient and
outpatient care for                   Inpatient services are limited to not more  INPATIENT:
psychological or psychiatric          than thirty inpatient days per contract     NONE
evaluation, diagnosis and             year for psychiatric admissions, or
treatment by a licensed               residential services in lieu of inpatient
mental health professional.           psychiatric admissions; however, a
                                      minimum of ten of the thirty days shall be
                                      available only for inpatient psychiatric
                                      services when authorized by HEALTH PLAN
                                      physician.

                                      Outpatient services are limited to a
                                      maximum of forty outpatient visits per
                                      contract year.                              OUTPATIENT: $5
                                                                                  per visit

F. Substance Abuse Services           All services must be provided directly by   INPATIENT:
                                      HEALTH PLAN or upon approved referral.      NONE
Includes coverage for
inpatient and outpatient care
for drug and alcohol abuse            Inpatient services are limited to not more
including counseling and              than seven inpatient days per contract
placement assistance.                 year for medical detoxification only and
                                      thirty days residential services.
Outpatient services include
evaluation, diagnosis and             Outpatient visits are limited to a maximum  OUTPATIENT: $5
treatment by a licensed               of forty visits per contract year.          per visit
practitioner.

G. Therapy Services                   All treatments must be performed directly   $5 per visit
                                      or as authorized by HEALTH PLAN.
Covered services include physical,
occupational, respiratory and         Limited to up to twenty-four treatment
speech therapies for                  sessions within a sixty day period per
short-term rehabilitation             episode or injury, with the sixty day
where significant improvement         period beginning with the first treatment.
in the enrollee's condition
will result.

H. Home Health Services               Coverage is limited to skilled nursing      $5 per visit
                                      services only. Meals, housekeeping and
Includes prescribed home              personal comfort items are excluded.
visits by both registered and
licensed practical nurses to          Services must be provided directly by
provide skilled nursing               HEALTH PLAN. Private duty nursing is
services on a part-time               limited to circumstances where such care
intermittent basis.                   is medically appropriate.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

          BENEFIT                                  LIMITATIONS                       CO-PAYMENTS
---------------------------  ---------------------------------------------------  -------------------
I. Hospice Services          Once a family elects to receive hospice care for an  $5 per visit enrollee, other services that treat the terminal
Covered services include     condition will not be covered.
reasonable and necessary
services for palliation or   Services required for conditions totally unrelated
management of an enrollee's  to the terminal condition are covered to the extent
terminal illness.            that the services are covered under this contract.

J. Nursing Facility Services All admissions must be authorized by HEALTH          NONE
                             PLAN and provided by a HEALTH PLAN affiliated
Covered services include     facility.
regular nursing services,
rehabilitation services,     Participant must require and receive skilled
drugs and biologicals,       services on a daily basis as ordered by HEALTH
medical supplies, and the    PLAN physician. The length of the enrollee's stay
use of appliances and        shall be determined by the medical condition of
equipment furnished by the   the enrollee in relation to the necessary and
facility.                    appropriate level of care, but is no more than 100
                             days per contract year.

                             Room and board is limited to semi-private accommodations unless a private room is considered medically necessary or semi-private accommodations are not available.

                             Specialized treatment centers and independent kidney disease treatment centers are excluded.

                             Private duty nurses, television, and custodial care are excluded.

                             Admissions for rehabilitation and physical therapy are limited to fifteen days per contract year.

K. Durable Medical           Equipment and devices must be provided by            NONE
Equipment and Prosthetic     authorized HEALTH PLAN supplier.
Devices
                             Covered prosthetic devices include artificial eyes
Equipment and devices that   and limbs, braces, and other artificial aids.
are medically indicated to
assist in the treatment of   Low vision and telescopic lenses are not included.
a medical condition and
specifically prescribed as   Hearing aids are covered only when medically
medically necessary by       indicated to assist in the treatment of a medical
enrollee's HEALTH PLAN       condition.
physician.

L. Refractions               Enrollee must have failed vision screening by        $5 per visit
                             primary care physician.
Examination by a HEALTH                                                           $10 for corrective
PLAN optometrist to          Corrective lenses and frames are limited to one      lenses
determine the need for and   pair every two years unless head size or
to prescribe corrective      prescription changes.
lenses as medically
indicated.                   Coverage is limited to Medicaid frames with plastic
                             or SYL non-tinted lenses.

M. Pharmacy                  Prescribed drugs covered under this Agreement shall  $5 per prescription
                             include all prescribed drugs covered under the       for up to a 31-day
Prescribed drugs for the     Florida Medicaid program. HEALTH PLAN may implement  supply
treatment of illness or      a pharmacy benefit management program if FHKC so
injury or injury.            authorizes.

                             Brand name products are covered if a generic substitution is not available or where the prescribing physician indicates that a brand name is medically necessary.

                             All medications must be dispensed through HEALTH
                             PLAN or a HEALTH PLAN designated pharmacy. All prescriptions must be written by the participant's

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

          BENEFIT                                  LIMITATIONS                      CO-PAYMENTS
---------------------------  ---------------------------------------------------  ----------------
                             primary care physician, HEALTH PLAN approved
                             specialist or consultant physician.

N. Transportation Services   Must be in response to an emergency situation.       $10 per service

Emergency transportation
as determined to be
medically necessary in
response to an emergency
situation.

II.         Cost Sharing Provisions

HEALTH PLAN agrees to comply with all cost sharing restrictions imposed on FHKC participants by federal or state laws and regulations, including the following specific provisions:

      A.    Special Populations

            Enrollees identified by FHKC to HEALTH PLAN as Native Americans or Alaskan Natives are prohibited from paying any cost sharing amounts.

      B. Cost Sharing Limited to No More than Five Percent of Family's Income FHKC may identify to HEALTH PLAN other enrollees who have met federal requirements regarding maximum out of pocket expenditures. Enrollees identified by FHKC as having met this threshold are not required to pay any further cost sharing for covered services for a time specified by FHKC.

      C. HEALTH PLAN is responsible for informing its providers of these provisions and ensuring that enrollees under this section incur no further out of pocket costs for covered services and are not denied access to services. FHKC will provide these enrollees with a letter indicating that they may not incur any cost sharing obligations.

III.        Other Benefit Provision

            All requirements for prior authorizations must conform with federal and state regulations and must be completed within fourteen (14) days of request by the enrollee. Extensions to this process may be granted in accordance with federal and/or state regulations.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT D

                    WORKER'S COMPENSATION, THIRD PARTY CLAIM
                    PERSONAL INJURY PROTECTION BENEFITS, AND
                            COORDINATION OF BENEFITS

A.          WORKER'S COMPENSATION

            Worker's compensation benefits are primary to all benefits that may be provided pursuant to this Agreement. In the event HEALTH PLAN provides services or benefits to a participant who is entitled to worker's compensation benefits, HEALTH PLAN shall complete and submit to the appropriate carrier, such forms, assignments, consents and releases as are necessary to enable HEALTH PLAN to obtain payment, or reimbursement, under the worker's compensation law.

B.          THIRD PARTY CLAIMS

            In the event HEALTH PLAN provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, HEALTH PLAN shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. HEALTH PLAN shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

C.          NO-FAULT, PERSONAL INJURY PROTECTION AND MEDICAL PAYMENTS COVERAGE

            As noted in the Florida Statutes (F.S. 641.31(8)), automobile no-fault, personal injury protection, and medical payments insurance, maintained by or for the benefit of the participant, shall be primary to all services or benefits that may be provided pursuant to this Agreement. In the event HEALTH PLAN provides services or benefits to a participant who is entitled to the aforesaid automobile insurance benefits, the parent/guardian or participant shall complete and submit to HEALTH PLAN, or to the automobile insurance carrier, such forms, assignments, consents and releases as are necessary to enable HEALTH PLAN to obtain payment or reimbursement from such automobile insurance carrier.

D.          COORDINATION OF BENEFITS AMONG HEALTH HEALTH PLAN

            HEALTH PLAN shall coordinate benefits in accordance with NAIC principles as may be amended from time to time. If any benefits to which a participant is entitled under this Agreement are also covered under any other group health benefit plan or insurance policy, the benefits hereunder shall be reduced to the extent that benefits are available to participant under such other plan or policy whether or not a claim is made for the same, subject to the following:

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT D
                                   (CONTINUED)

      1. The rules establishing the order of benefit determination between this Agreement and other plan covering the participant on whose behalf a claim is made are as follows:

            (a) The benefits of a policy or plan that covers the person as an employee, member, or subscriber, other than as a dependent are determined before those of the policy or plan that covers the person as a dependent.

            (b) Except as stated in paragraph C, when two or more policies or plans cover the same child as a dependent of different parents:

                  (l)The benefits of the policy or plan of the parent whose birthday, excluding year of birth, falls earlier in a year are determined before those of the policy of the parent whose birthday, excluding year of birth, falls later in that year; but

                  (2)If both parents have the same birthday, the benefits of the policy or plan that covered the parent for a longer period of time are determined before those of the policy or plan which covered the parent for shorter period of time. However, if a policy or plan subject to the rule based on the birthday of the parents as stated above coordinates with an out-of-state policy or plan which contains provisions under the benefits of a policy or a person as a dependent of a male are determined before those of a policy or plan which covers the person as a dependent of a female and if, as a result, the policies or plans do not agree in the order of benefits, the provisions or the other policy or plan shall determine the order of benefits.

            (c) If two or more policies or plans cover a dependent child of divorced or separated parents, benefits for the child are determined in this order:

                  (l)First, the policy or plan of the parent with custody of the child;

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                  (2)Second, the policy or plan of the spouse of the parent with custody of the child, and (3)Third, the policy or plan of the parent not having custody of the child. However, if the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child and of the entity obliged to pay or provide the benefits of the policy or plan or that parent has actual knowledge of those terms, the benefits of that policy are determined first. This does not apply with respect to any claim determination period or plan or policy year during which any benefits are actually paid or provided before the entity has that knowledge.

            (d) The benefits of a policy or plan which covers a person as an employee which is neither laid off nor retired, or as that employee's dependent, are determined before those of a policy or plan which covers that person as a laid off or retired employee or as that employee's dependent. If the other policy or plan is not subject to this rule, and if, as result, the policies or plans do not agree on the order of benefits, this paragraph shall not apply.

            (e) If none of the rules in paragraph a, paragraph b, paragraph c, or paragraph d, determine the order of benefits of the policy or plan which covered an employee, member or subscriber for a longer period of time are determined before those of the policy or plan which covered that person for the shorter period of time.

      2. None of the above rules as to coordination of benefits shall limit the participant's right to receive direct health services hereunder.

      3. Any participant claiming benefits under the Agreement shall furnish to HEALTH PLAN all information deemed necessary by it to implement this provision.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT E

                       ACCESS AND CREDENTIALING STANDARDS

HEALTH PLAN shall maintain a medical staff, under contract, sufficient to permit reasonably prompt medical service to all participants in accordance with the following:

1.    Physician and Facility Standards

      A.  Physician and Medical Provider Standards

      HEALTH PLAN'S network shall include only board certified pediatricians and family practice physicians or physician extenders working under the direct supervision of a board certified practitioner to serve as primary care physicians in its provider network for Duval, Citrus, Escambia, Highlands, Martin, Putnam and Wakulla counties, as to HealthEase, and Broward, Miami-Dade, Hernando, Hillsborough, Lee, Orange, Osceola, Palm Beach, Pinellas, Seminole, as to Well Care.

      Primary care physicians must provide covered immunizations to enrollees.

      HEALTH PLAN may request that an individual provider be granted an exception to this policy by making such a request in writing to the Corporation and providing the provider's curriculum vitae and a reason why the provider should be granted an exception to the accepted standard. Such requests will be reviewed by the Corporation on a case by case basis and a written response will be made to HEALTH PLAN on the outcome of the request.

      B.  Facility Standards

      Facilities used for participants shall meet applicable accreditation and licensure requirements and meet facility regulations specified by the Agency for Health Care Administration.

2.    Geographical Access:

      A.  Primary Care Providers

      Geographical access to board certified family practice physicians, pediatric physicians, primary care dental providers or ARNP's, experienced in child health care, of approximately twenty (20) minutes driving time from residence to provider, except that this driving time limitation shall be reasonably extended in those areas where such limitation with respect to rural residence is unreasonable. In such instance, HEALTH PLAN shall provide access for urgent care through contracts with nearest providers.

      B.  Specialty Physician Services

      Specialty physician services, ancillary services and specialty hospital services are

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005
      to be available within sixty (60) minutes driving time from the participant's residence to provider. Driving time standards may be waived with sufficient justification if specialty care services are not obtainable due to a limitation of providers, such as in rural areas.

3.    Timely Treatment:

      Timely treatment by providers, such that the participant shall be seen by a provider in accordance with the following:

      A.  Emergency care shall be provided immediately;

      B.  Urgently needed care shall be provided within twenty-four (24) hours;

      C. Routine care of patients who do not require emergency or urgently needed care shall be provided within seven (7) calendar days;

      D.  Follow-up care shall be provided as medically appropriate.

For the purposes of this section, the following definitions shall apply:

      Emergency care is that required for the treatment of an injury or acute illness that, if not treated immediately, could reasonably result in serious or permanent damage to the patient's health.

      Urgently needed care is that required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

      Routine care is that level of care that can be delayed without anticipated deterioration in the patient's medical condition for a period of seven (7) calendar days.

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access different from those that are deemed acceptable within HEALTH PLAN service area. Rather FHKC intends that the provider timely and appropriately respond to patient care needs, as they are presented, in accordance with standards of care existing within the service area. In applying the foregoing standards, the provider shall give due regard to the level of discomfort and anxiety of the patient and/or parent.

In the event FHKC determines that HEALTH PLAN, or its providers, has failed to meet the access standards herein set forth, FHKC shall provide HEALTH PLAN with written notice of non-compliance. Such notice can be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow HEALTH PLAN to investigate and respond. Failure of HEALTH PLAN to obtain reasonable compliance or acceptable community care under the following conditions shall constitute a breach of this agreement:

      A.  immediately upon receipt of notice for emergency or urgent problem; or

      B.  within ten (10) days of receipt of notice for routine visit access.

Such breach shall entitle FHKC to such legal and equitable relief as may be appropriate. In particular, FHKC may direct its participants to obtain such services outside HEALTH PLAN

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005
provider network as specified in Section 3-2-1 of this Agreement. HEALTH PLAN shall be financially responsible for all services under this provision.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT F

                              ELIGIBILITY STANDARDS

                        PARTICIPANT ELIGIBILITY CRITERIA

The following eligibility criteria for participation in the Healthy Kids Program must be met:

1. The participants must be children who are age 5 through 18. Participants who applied for coverage prior to July 1, 1998 are eligible for coverage through their 19th birthday.

      For Escambia, Duval and Highlands counties, some children may have age eligibility from age 1 to 5 based on date of application to the program.

      For Broward, Miami-Dade, Palm Beach and Pinellas some children may have age eligibility from age 3 to 5 based on date of application to the program.

2. Participants must meet the eligibility criteria established under Section 624.91, Florida Statutes, and as implemented by FHKC Board of Directors.

3. Eligible participants may enroll during time periods established by FHKC Board of Directors and in accordance with Section 624.91, Florida Statutes.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT G

                             REPORTING REQUIREMENTS

HEALTH PLAN shall provide the following reports and data tapes to FHKC according to the time schedules detailed below. This information shall include all services provided by HEALTH PLAN'S subcontractors. HEALTH PLAN is responsible for ensuring that all subcontractors comply with these reporting requirements.

I.    Data Tape

      A quarterly data tape shall be prepared that will contain the following data fields. The tape shall reflect claims and encounters entered during the quarter and shall be delivered to FHKC according to the time table listed below. HEALTH PLAN shall also provide quarterly tapes that reflect claims run-off once the Agreement between HEALTH PLAN and FHKC terminates.

                       REQUIRED DATA FIELDS TO BE CAPTURED

      - Provider's name, address and tax I.D. number (and payee's group number if applicable)

      - Patient's name address, social security number, I.D. number, birth date, and sex

      - Third party payor information, including amount(s) paid by other payor(s).

      - Primary and secondary diagnosis code(s) and treatment(s) related to diagnosis

      -     Date(s) of service

      -     Procedure code(s)

      -     Unit(s) of service

      -     Total charge(s)

      -     Total payment(s)

      Additional required hospital fields include the following:

      - Date and type of admission (emergency, outpatient, inpatient, newborn, etc.)

      -     For inpatient care: covered days and date of discharge

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT G
                                   (CONTINUED)

      Specific pharmacy fields include:

      -     Pharmacy name and tax I.D. number

      -     Other payor information

      -     Rx number and date filled

      - National drug code, manufacturer number, item number, package size, quantity, days supply

      -     Prescriber's Florida Department of Professional Regulations number

                       REQUIRED TAPE FORMAT SPECIFICATIONS

      The tape format is as follows or an alternative format as mutually agreed upon by both parties:

      -     1600 BPI

      -     EBCDIC

      -     9 Track

      -     no labels

      -     each file not to exceed 100 megs in size

      -     fixed record length

                         TIME TABLE FOR DELIVERY OF TAPE

For encounters and claims processed during:        Claims tape  due to FHKC by:
-------------------------------------------        ----------------------------
January 1 - March 31                               April 15
April 1 - June 30                                  July 15
July 1 - September 30                              October 15
October 1 - December 31                            January 15

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT H

          CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY,
                             AND VOLUNTARY EXCLUSION
                           CONTRACTS AND SUBCONTRACTS

THIS CERTIFICATION IS REQUIRED BY THE REGULATIONS IMPLEMENTING EXECUTIVE ORDER 12549, DEBARMENT AND SUSPENSION, SIGNED FEBRUARY 18, 1986. THE GUIDELINES WERE PUBLISHED IN THE MAY 29, 1987, FEDERAL REGISTER (52 FED. REG., PAGES 20360-20369).

                                  INSTRUCTIONS

A. Each HEALTH PLAN whose contract\subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract\subcontract. Additionally, HEALTH PLAN'S who audit federal programs must also sign, regardless of the contract amount. The Florida Healthy Kids Corporation cannot contract with these types of HEALTH PLAN is if they are debarred or suspended by the federal government.

B. This certification is a material representation of fact upon which reliance is placed when this contract\subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

C. HEALTH PLAN shall provide immediate written notice to the contract manager at any time HEALTH PLAN learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

D. The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

E. HEALTH PLAN agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

F. HEALTH PLAN further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

G. The Florida Healthy Kids Corporation may rely upon a certification of a HEALTH PLAN that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting\subcontracting unless it knows that the certification is erroneous.

H. This signed certification must be kept in the contract manager's file. Subcontractor's certifications must be kept at the contractor's business location.

                                  CERTIFICATION

The prospective HEALTH PLAN certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal agency.

Where the prospective HEALTH PLAN is unable to certify to any of the statements in this certification, such prospective HEALTH PLAN shall attach an explanation to this certification.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

Name and Address of Organization

HEALTHEASE OF FLORIDA, INC. 6800 DALE MABRY HIGHWAY, SUITE 268, TAMPA, FLORIDA 33614

BY:/s/ Todd S. Farha            9/8/03
   ---------------------------  ------
Signature                        Date

Todd S. Farha
-----------------------------
Name of Authorized Individual

Name and Address of Organization

WELL CARE HMO, INC. 6800 DALE MABRY HIGHWAY, SUITE 268, TAMPA, FLORIDA 33614

BY:/s/ Todd S. Farha            9/8/03
   ---------------------------  ------
Signature                        Date

Todd S. Farha
-----------------------------
Name of Authorized Individual

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT I

                        CERTIFICATION REGARDING LOBBYING
           CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE
                                   AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1) No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2) If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Name and Address of Organization

HEALTHEASE OF FLORIDA, INC. 6800 DALE MABRY HIGHWAY, SUITE 268, TAMPA, FLORIDA 33614

BY:/s/ Todd S. Farha            9/8/03
   ---------------------------  ------
Signature                        Date

Todd S. Farha
-----------------------------
Name of Authorized Individual

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

Name and Address of Organization

WELL CARE HMO, INC. 6800 DALE MABRY HIGHWAY, SUITE 268, TAMPA, FLORIDA 33614

BY:/s/ Todd S. Farha            9/8/03
   ---------------------------  ------
Signature                        Date

Todd S. Farha
-----------------------------
Name of Authorized Individual

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

                                    EXHIBIT J

                                  CERTIFICATION

      REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996

                                   COMPLIANCE

This certification is required for compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The undersigned HEALTH PLAN certifies and agrees as to abide by the following:

      1. Protected Health Information. For purposes of this Certification, Protected Health Information shall have the same meaning as the term "protected health information" in 45 C.F.R. Section 164.501, limited to the information created or received by HEALTH PLAN from or on behalf of the FHKC.

      2. Limits on Use and Disclosure of Protected Health Information (PHI) HEALTH PLAN shall not use or disclose Protected Health Information other than as permitted by this Contract or by federal and state law. HEALTH PLAN will use appropriate safeguards to prevent the use or disclosure of Protected Health Information for any purpose not in conformity with this Contract and federal and state law. HEALTH PLAN will not divulge, disclose, or communicate in any manner any Protected Health Information to any third party without prior written consent from the FHKC. HEALTH PLAN will report to the FHKC, within two (2) business days of discovery, any use or disclosure of Protected Health Information not provided for in this Contract of which HEALTH PLAN is aware. A violation of this paragraph shall be a material violation of this Contract.

      3. Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. HEALTH PLAN is permitted to use and disclose Protected Health Information received from FHKC for the proper management and administration of HEALTH PLAN or to carry out the legal responsibilities of HEALTHEASE, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where HEALTH PLAN obtains reasonable assurances from the person to whom the Protected Health Information is disclosed that: (1) the Protected Health Information will be held confidentially, (2) the Protected Health Information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies HEALTH PLAN of any instance of which it is aware in which the confidentiality of the Protected Health Information has been breached.

      4. Disclosure to Subcontractors or Agents. HEALTH PLAN agrees to enter into a subcontract with any person, including a subcontractor or agent, to whom it provides Protected Health Information received from, or created or received by HEALTH PLAN on behalf of, the FHKC. Such subcontract shall contain the same terms, conditions, and restrictions that apply to HEALTH PLAN with respect to Protected Health Information.

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005

      5. Access to Information. HEALTH PLAN shall make Protected Health Information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the Protected Health Information.

      6. Amendment and Incorporation of Amendments. HEALTH PLAN shall make Protected Health Information available for amendment and to incorporate any amendments to the Protected Health Information in accordance with 45 C.F.R. Section 164.526.

      7. Accounting for Disclosures. HEALTH PLAN shall make Protected Health Information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. Section 164.528.

      8. Access to Books and Records. HEALTH PLAN shall make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by HEALTH PLAN on behalf of, the FHKC to the Secretary of the Department of Health and Human Services or the Secretary's designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

      9. Termination. At the termination of this contract, HEALTH PLAN shall return all Protected Health Information that HEALTH PLAN still maintains in any form, including any copies or hybrid or merged databases made by HEALTH PLAN; or with prior written approval of the FHKC, the Protected Health Information may be destroyed by HEALTH PLAN after its use. If the Protected Health Information is destroyed pursuant to the FHKC's prior written approval, HEALTH PLAN must provide a written confirmation of such destruction to the FHKC. If return or destruction of the Protected Health Information is determined not feasible by the FHKC, HEALTH PLAN agrees to protect the Protected Health Information and treat it as strictly confidential.

CERTIFICATION

            HEALTH PLAN and the Florida Healthy Kids Corporation have caused this Certification to be signed and delivered by their duty authorized representatives, as of the date set forth below.

            HEALTHEASE:

            /s/ Todd S. Farha                           9/8/03
            -------------------                         ------
            Signature                                    Date

            Todd S. Farha, President & CEO
            -----------------------------------
            Name and Title of Authorized Signee

            WELL CARE HMO:

            /s/ Todd S. Farha                           9/8/03
            -----------------------------------         ------
            Signature                                    Date

            Todd S. Farha, President & CEO
            -----------------------------------
            Name and Title of Authorized Signee

HEALTH PLANS               Effective Dates: October 1, 2003 - September 30, 2005